CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 19, 2000, relating to the financial statements and financial highlights which appear in the May 31, 2000 Annual Report to Shareholders of Reserve Investment Fund and Government Reserve Investment Fund (comprising Reserve Investment Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP

Baltimore, Maryland
September 27, 2000